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                                                                 EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan of Waste Connections, Inc. of our report dated March 6, 1998 with respect to the consolidated financial statements and schedule of Waste Connections, Inc. included in Post Effective Amendment No. 1 to its Registration Statement (Form S-4, No. 333-59199) and related Prospectus, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan of Waste Connections, Inc. of our report dated February 20, 1998 with respect to the financial statements of Madera Disposal Systems, Inc. included in Post Effective Amendment No. 1 to the Registration Statement (Form S-4, No. 333-59199) and related Prospectus of Waste Connections, Inc., filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the stock option plan of Waste Connections, Inc. of our report dated July 8, 1998 with respect to the financial statements of Arrow Sanitary Service, Inc. included in Post Effective Amendment No. 1 to the Registration Statement (Form S-4, No. 333-59199) and related Prospectus of Waste Connections, Inc., filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Sacramento, California
September 14, 1998